Exhibit 10.56

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) effective as of April 1, 2025 (the “Amendment Effective Date”) amends that certain Loan and Security Agreement effective as of March 30, 2023 among Innventure LLC, a Delaware limited liability company (the “Lender”), Accelsius Holdings LLC, a Delaware limited liability company (the “Borrower”), and Accelsius LLC, a Delaware limited liability company (the “Guarantor” and together with the Borrower, the “Loan Parties”), as amended on December 13, 2023, April 10, 2024 and July 1, 2024 (the “Agreement”). Capitalized terms not defined herein shall have the meanings as set forth in the Agreement.

In consideration of the mutual agreements contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Amendment of Section 2.2(a). Effective as of the Amendment Effective Date, the Agreement is hereby amended to delete Section 2.2(a) in its entirety and replace it with the following:

“(a) Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement, during the Availability Period, the Lender agrees to make term loans (the “Term Loans”) to the Borrower from time to time in an aggregate amount of up to twenty million dollars ($20,000,000). No Term Loan shall be made in a principal amount of less than ten thousand dollars ($10,000).”

2.
Amendment of Section 2.7. Effective as of the Amendment Effective Date, the Agreement is hereby amended to delete Section 2.7(a) in its entirety and replace it with the following:

“(a) At the option of the Lender, in lieu of any repayment pursuant to Section 2.2, whether full or partial, mandatory or permitted, the portion of the then-outstanding principal amount of the Term Loans being repaid and any unpaid accrued interest and any fees and expenses owed by the Borrower hereunder shall convert (a “Conversion”) in whole into units of (i) the Company’s Series A Preferred Units (the “Series A Preferred Units”) at a price per unit equal to $12.175 on the same terms and conditions as the Series A Preferred Units were issued and sold by the Borrower (a “Series A Conversion”) and/or (ii) units of the Next Equity Securities at a price per unit equal to 100% of the price per unit of Next Equity Securities that are issued and sold by the Borrower in the Qualified Financing (a “Subsequent Equity Conversion”). In connection with a Conversion, Lender shall have the option to elect conversion into either Series A Preferred Units or Next Equity Securities or a combination of Series A Preferred Units and Next Equity Securities; provided that if such conversion occurs following or concurrent with the consummation of the Qualified Financing, Lender may convert no more than an aggregate of twelve million dollars ($12,000,000) of the then outstanding principal amount of the Term Loans and any related unpaid accrued interest and any related fees and expenses owed by the Borrower hereunder into Series A Preferred Units without the consent of the Company.”

3.
Amendment of Definition of Qualified Financing. Effective as of the Amendment Effective Date, the Agreement is hereby amended to delete the definition of Qualified Financing in its entirety and replace it with the following:

“Qualified Financing” means the next sale by the Borrower of Next Equity Securities in a bona fide equity financing with proceeds to the Company of at least three million dollars ($3,000,000) following April 1, 2025 that is primarily for capital raising purposes and not made primarily in connection with a strategic arrangement.”

4.
Description of Equity and Equity holders. The Parties acknowledge that the Loan Parties are limited liability companies with equity consisting of units rather than shares. The Parties acknowledge and agree that terms “stock” and “capital stock” as used in the Agreement to refer to units as appropriate and that the term “stockholders” as used in the Agreement refers equity holders.

5.
Conflicts. To the extent of any conflict of this Amendment with the terms and conditions of the Agreement, this Amendment shall govern. Except as specifically set forth in this Amendment, all other provisions of the Agreement are hereby ratified and confirmed in their entirety.

6.
Entire Agreement. This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or agreements among the Parties related to the subject matter hereof, whether written or oral.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

ACCELSIUS HOLDINGS LLC

By:	/s/ Joshua Claman
Name:	Joshua Claman
Title:	CEO

ACCELSIUS LLC

By:	/s/ Joshua Claman
Name:	Joshua Claman
Title:	CEO

INNVENTURE LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	CEO